As filed with the U.S. Securities and Exchange Commission on December 28, 2016

Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ENTERPRISE FINANCIAL SERVICES CORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1706259
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 North Meramec
Clayton, Missouri 63105
(314) 725-5500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Keene S. Turner
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:
Paul Jaskot Esq.
Reed Smith LLP
Three Logan Square
1717 Arch Street
Philadelphia, PA 19103
Phone: (215) 851-8100
Fax: (215) 851-1420

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):
Large accelerated filer ☐         Accelerated filer ☒
Non-accelerated filer ☐             Smaller reporting company ☐
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Preferred Stock, $.01 par value per share	—	—	—	—
Common Stock, $.01 par value per share	—	—	—	—
Depositary Shares (4)	—	—	—	—
Debt Securities	—	—	—	—
Rights (5)	—	—	—	—
Purchase Contracts	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
TOTAL:	—	—	$100,000,000(3)	$11,590.00(3)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of any stock split, stock dividend, recapitalization and/or other similar transaction.

(2) An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $100,000,000. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. Pursuant to Rule 457(o), the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts or Rights registered hereunder. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby.

(3) Calculated pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest and dividends, if any.

(4) Each depositary share will be issued under a deposit agreement, will represent fractional interests in debt securities or fractional shares of common stock or preferred stock and will be evidenced by a depositary receipt.

(5) Rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities we may offer using the prospectus that is a part of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell any of these securities or accept your offer to buy any of them until the registration statement filed with the SEC relating to these securities has been declared effective by the SEC. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where such offer or sale is not permitted or legal.

SUBJECT TO COMPLETION, DATED December 28, 2016
PROSPECTUS
ENTERPRISE FINANCIAL SERVICES CORP

PREFERRED STOCK
COMMON STOCK
DEPOSITARY SHARES
DEBT SECURITIES
RIGHTS TO PURCHASE COMMON STOCK
PURCHASE CONTRACTS
WARRANTS
UNITS
We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see the section titled “Plan of Distribution” in this prospectus.

The common stock of Enterprise Financial Services Corp is traded on the NASDAQ Global Select Market under the trading symbol EFSC. The last reported sale price of the common stock of Enterprise Financial Services Corp on December 27, 2016 was $42.75 per share.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 5 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other governmental agency.

The date of this prospectus is:

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration or continuous offering process. By using a shelf registration statement, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $100,000,000. In this prospectus, we use the term securities to refer to preferred stock, common stock, depositary shares, debt securities, rights, purchase contracts, warrants and/or units which may be issued by the Company. For purposes of this prospectus, debt securities refers to both senior debt securities and subordinated debt securities.

This prospectus provides you with a general description of the securities we may offer. Each time we or any underwriter, dealer or agent sell securities pursuant to the registration statement, we will provide one or more prospectus supplements containing specific information about the terms of a particular offering by us or the selling underwriter, dealer or agent. A prospectus supplement may add to, update or change information in this prospectus. If any information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and, if applicable, any prospectus supplement together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement may be read at the SEC website or at the SEC office mentioned under the section of this prospectus titled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Enterprise Financial Services Corp is a financial holding company incorporated in the State of Delaware and headquartered in Clayton, Missouri. In this prospectus, the Company, we, our, ours, and us refer to Enterprise Financial Services Corp and its subsidiaries on a consolidated basis, unless the context otherwise requires. References in this prospectus to Enterprise Bank mean Enterprise Bank & Trust, a Missouri trust company with banking powers, which is our principal subsidiary.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus.

The SEC’s rules allow us to incorporate by reference in this prospectus certain information in the documents that we file with it, which means that we can disclose important information to you by referring you to other documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be a part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

In all cases, you should rely on the later information over different information included in this prospectus or incorporated by reference.

We incorporate by reference into this prospectus the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering, except to the extent that any information contained in such filings is deemed furnished and not filed in accordance with SEC rules:

•
Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016 (including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2015);

•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed on April 29, 2016, for the quarter ended June 30, 2016, filed on July 29, 2016 and for the quarter ended September 30, 2016, filed on October 25, 2016;

•	Our Current Reports on Form 8-K and amendments thereto filed with the SEC on January 5, 2016, May 10, 2016, June 27, 2016, August 10, 2016, October 11, 2016, October 28, 2016 and November 1, 2016; and

•
The description of our common stock contained in our Form 8-A12G Registration Statement filed with the SEC on April 30, 1998, and including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Enterprise Financial Services Corp
150 North Meramec
Clayton, MO 63105
Telephone: (314) 725-5500
Attention: Mr. Keene S. Turner, Chief Financial Officer

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

This prospectus is part of a registration statement we filed with the SEC which incorporates exhibits. You should read the exhibits to the registration statement carefully.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated herein or therein by reference contain or incorporate statements that are considered forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as “may,” “might,” “will, “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue” and the negative of these terms and similar words, although some forward-looking statements are expressed differently. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including, but not limited to:

•	credit risk;

•	changes in the appraised valuation of real estate securing impaired loans;

•	outcomes of litigation and other contingencies;

•	exposure to general and local economic conditions;

•	risks associated with rapid increases or decreases in prevailing interest rates;

•	consolidation within the banking industry;

•	competition from banks and other financial institutions;

•	our ability to attract and retain relationship officers and other key personnel;

•	burdens imposed by federal and state regulation;

•	changes in regulatory requirements;

•	changes in accounting regulation or standards applicable to banks; and

•
other risks discussed under the caption Risk Factors in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A - Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and under Part II - Other Information: Item 1A - Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.

Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by federal securities law. Readers should carefully review all disclosures we file from time to time with the Securities and Exchange Commission which are available on our website at www.enterprisebank.com.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

OUR COMPANY
The following summary may not contain all of the information that may be important to you or that you should consider before deciding to purchase the securities, and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus, especially the risks set forth under the section of this prospectus titled Risk Factors, as well as the financial and other information incorporated by reference in this prospectus, before making an investment decision.

General
We are a financial holding company headquartered in St. Louis, Missouri. We are the holding company for a full service banking subsidiary, Enterprise Bank & Trust (“Enterprise Bank”), offering banking and wealth management services to individuals and business customers located in the St. Louis, Kansas City and Phoenix metropolitan markets.

Our stated mission is “to guide our clients to a lifetime of financial success.” We have established an accompanying corporate vision “to deliver customer and financial performance that positions us in the top quartile of our peers.” These tenets are fundamental to our business strategies and operations.

Our general business strategy is to generate superior shareholder returns by providing comprehensive financial services primarily to private businesses, their owner families, and other success-minded individuals through banking and wealth management lines of business. The Company has one segment for purposes of its financial reporting.

The Company offers a broad range of business and personal banking services, and wealth management services. Lending services include commercial and industrial, commercial real estate, real estate construction and development, residential real estate, and consumer loans. A wide variety of deposit products and a complete suite of treasury management and international trade services complement our lending capabilities. Tax credit brokerage activities consist of the acquisition of Federal and State tax credits and the sale of these tax credits to clients. The Bank provides financial planning, estate planning, investment management, and trust services to businesses, individuals, institutions, retirement plans, and non-profit organizations.

Key components of our strategy include a focused and relationship-oriented distribution and sales approach, with an emphasis on growing fee income and niche businesses, while maintaining prudent credit and interest rate risk management, appropriate supporting technology, and controlled expense growth.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EFSC.” For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors.” Our principal executive offices are located at 150 N. Meramec, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any of our securities, you should carefully read and consider each of the risk factors set forth in this prospectus and each of the documents incorporated by reference in this prospectus, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our subsequent Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, each of which has been filed with the SEC and incorporated herein by reference, and the other information contained in this prospectus, the applicable prospectus supplement, or otherwise incorporated by reference herein (see the section of this prospectus titled “Where You Can Find More Information”). Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations. In any such case, you could lose all or a portion of your original investment.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in the applicable prospectus supplement for any offering of securities, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries and general business purposes. Pending such use, we may elect, in our sole and absolute discretion, to temporarily invest net proceeds.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges,

•
fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expenses attributable to interest, net of income from subleases, and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

Consolidated Ratios of Earnings to Combined Fixed Charges

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Excluding interest on deposits (1)	29.44x	29.62x	30.85x	11.53x	8.16x	4.40x	4.11x
Including interest on deposits	6.56x	5.52x	5.72x	3.85x	3.76x	2.53x	2.13x

Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Excluding interest on deposits (1)	29.44x	29.62x	30.85x	11.53x	8.16x	6.52x	5.50x
Including interest on deposits	6.56x	5.52x	5.72x	3.85x	3.76x	2.85x	2.27x
(1) The ratio of earnings to fixed charges and preferred dividends, excluding interest on deposits, is being provided as an additional measure to provide comparability to the ratios disclosed by all other issuers of debt securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our preferred stock, our common stock, depositary shares, debt securities, rights, purchase contracts, warrants and units that we may offer from time to time in one or more offerings together or separately. These summary descriptions are not meant to be complete descriptions of each of the securities. The particular terms of any offering of securities will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should carefully read both this prospectus and any related prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material features, terms and provisions of our preferred stock and our common stock. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read our certificate of incorporation, as amended, and by-laws which have been filed with the SEC.

General
Our authorized capital stock consists of:

•	30,000,000 shares of the common stock, par value of $.01 per share, and

•	5,000,000 shares of preferred stock, par value of $.01 per share.

As of September 30, 2016, there were 19,987,993 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.
General Limitations on Ability to Pay Dividends
Under Federal Reserve policies, we may pay cash dividends on common stock only out of income available over the past year if prospective earnings retention is consistent with the organization’s expected future needs and financial condition and if the organization is not in danger of not meeting its minimum regulatory capital requirements. Federal Reserve policy also provides that financial holding companies should not maintain a level of cash dividends that undermines the financial holding company’s ability to serve as a source of strength to its banking subsidiaries.
We depend on dividends, distributions and other payments from our banking subsidiary, Enterprise Bank, to fund dividend payments on our common stock. Under Missouri law, Enterprise Bank may pay dividends to us only from a portion of its undivided profits and may not pay dividends if its capital is impaired. As an insured depository institution, federal law prohibits Enterprise Bank from making any capital distributions, including the payment of a cash dividend if it is “undercapitalized” or after making the distribution would become undercapitalized. If the Federal Deposit Insurance Corporation, or FDIC, believes that Enterprise Bank is engaged in, or about to engage in, an unsafe or unsound practice, the FDIC may require, after notice and hearing, that the bank cease and desist from that practice. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings. Enterprise Bank’s payment of dividends also could be affected or limited by other factors, such as events or circumstances which lead the FDIC to require that it maintain capital in excess of regulatory guidelines.
Description of Common Stock
General
When we offer to sell any common stock, we will describe the specific terms of such common stock in a supplement to this prospectus. The terms of any common stock may differ from the terms described below. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.
Dividends
Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.
Voting Rights
The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Liquidation/Dissolution Rights
If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.
Other Rights
Holders of our common stock do not have preemptive rights under the Delaware General Corporation Law, or our certificate of incorporation, as amended, or by-laws. Shares of our common stock are not redeemable and have no subscription or conversion rights.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare N.A.
Description of Preferred Stock

General

The following summary contains a description of the general terms of the preferred stock that we may issue. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.
Terms of Each Series of Preferred Stock
The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the company or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•
the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•
the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and,

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance..
Rank
Upon our dissolution, liquidation or winding up, holders of preferred stock are entitled to receive from our assets an amount per share equal to the respective liquidation preference before any payment or distribution is made on our common stock or any other class of capital stock that ranks junior to the particular series of preferred stock. If our assets available for distribution upon our dissolution, liquidation or winding up are insufficient to pay in full the liquidation preference payable to holders of shares of all series of preferred stock, such assets will be distributed to such holders on a pro rata basis in proportion to the amounts payable on those shares.
Voting Rights
If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.
The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.
Certain Anti-takeover Effects
Certificate of Incorporation and Bylaws.
Our certificate of incorporation, as amended, and bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove our Board of Directors or to gain control of our outstanding capital stock.
Our certificate of incorporation and amended and restated bylaws provide:

•	that directors can be removed only upon the vote of the holders of a majority of shares then entitled to votes at an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may, without prior stockholder approval, establish;

•
that special meetings of stockholders may only be called by the chairman of the board, the Chief Executive Officer, resolution of a majority of our board of directors, or the holders of not less than 50% of the shares of common stock then-outstanding; and

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors.

Restrictions on Ownership
The Bank Holding Company Act requires any bank holding company, as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a controlling influence over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Delaware General Corporation Law.
Section 203 of the Delaware General Corporation Law applies to the Company because it is listed on a national securities exchange. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•
the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•
upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•
at or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•
an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES
The following is a description of the material features, terms and provisions of depositary shares that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those depositary shares, which may contain a deposit agreement and depositary receipts or other transaction documents related to an offering of depositary shares, and any other offering materials that we may provide. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus and any general terms outlined in this section of the prospectus that will not apply to those depositary shares.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock - Description of Preferred Stock.”
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and meet capital and surplus requirements. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions
The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.
Redemption of Depositary Shares
Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.
If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•
there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
As used in this “Description of Debt Securities,” the “Company,” “we,” “us” and “our” refer to Enterprise Financial Services Corp and do not include our subsidiaries.
General
We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.
This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus and/or free writing prospectus. We will also indicate in the supplement and/or free writing prospectus whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement and/or free writing prospectus.
Terms
The prospectus supplement and/or free writing prospectus will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.
Conversion and Exchange Rights
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in such global debt securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
The prospectus supplement and/or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property.  The conversion or exchange may be mandatory or may be at your option.  The prospectus supplement and/or free writing prospectus will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made.  If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities.  In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.  If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.  The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement and/or free writing prospectus provides otherwise.  The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose.  We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.  We will name the transfer agent in the prospectus supplement.  We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement and/or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement and/or free writing prospectus. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger, and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default
Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
To the extent stated in the prospectus supplement and/or free writing prospectus, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for such debt securities.
Title
The Company, each trustee, and any agent of the Company or a trustee, may treat the person in whose name any debt security is registered as the absolute owner of that debt security, whether or not such debt security may be overdue, for the purpose of making payments and for all other purposes, irrespective of notice to the contrary.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Global Debt Securities
Unless otherwise indicated in the prospectus supplement, DTC will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, which we refer to as or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its participants are on file with the Commission. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
DESCRIPTION OF RIGHTS
The following is a description of the material features, terms and provisions of the rights to purchase shares of our preferred stock, our common stock or other securities that we may offer to our stockholders using this prospectus. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which may contain a rights agreement or other transaction documents related to an offering of rights to purchase our common stock, and any other offering materials that we may provide.
Rights may be issued independently or together with any other offered securities and may or may not be transferred by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be used under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others: the date of determining the stockholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of our preferred stock, our common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence, the date on which the right will expire and any applicable United States Federal income tax considerations. To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of our preferred stock, our common stock or our other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our preferred stock, our common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of debt securities, or debt obligations of third parties, including U.S. Treasury securities. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	other terms of the purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description of the purchase contracts, and any description of the purchase contracts in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying purchase contracts, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the purchase contracts.
DESCRIPTION OF WARRANTS
We may issue warrants from time to time in one or more series for the purchase of our common stock, preferred stock, debt securities or depositary shares or any combination of those securities. Warrants may be issued independently or together with any shares of common stock, debt securities or shares of preferred stock offered by any prospectus supplement and/or free writing prospectus and may be attached to or separate from these shares of common stock, debt securities or shares of preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent or any other bank or trust company specified in the related prospectus supplement and/or free writing prospectus relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
If warrants are offered by us, the prospectus supplement and/or free writing prospectus will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•
the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

•	the designation and terms of the debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;

•	the date on and after which the warrants and the related common stock, debt securities or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants shall commence and the date on which this right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock, the debt securities or shares of preferred stock purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.
The specific terms of a series of warrants will be described in the applicable prospectus supplement and/or free writing prospectus relating to that series of warrants along with any general provisions applicable to that series of warrants. The preceding description of the warrants, and any description of the warrants in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the warrants.
DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The applicable prospectus supplement may contain, where applicable, the following information about the units issued under it:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payments, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form; and

•	other terms of the units.

The applicable prospectus supplement will describe the terms of any units. The preceding description of the units, and any description of the units in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying units, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the units.
PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•
through a combination of any such methods of sale. We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Enterprise and its subsidiaries in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Reed Smith LLP, Philadelphia, Pennsylvania. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Enterprise Financial Services Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities, for brokerage, accounting, tax or legal services or any other expenses incurred by underwriters, dealers or agents in disposing of the shares, all of which will be borne by the Company. All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$11,590
Listing Fees and Expenses	$ *
Federal and State Taxes	$ *
Trustee, registrar and transfer agent, and depositary fees and expenses	$ *
Accounting Fees and Expenses	$ *
Legal Fees and Expenses	$ *
Printing Fees and Expenses	$ *
Other	$ *
Total Expenses	$ *

*These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Enterprise is a Delaware corporation. Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where (a) the director breached the duty of loyalty, (b) failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or (d) obtained an improper personal benefit.

Article Twelve of Enterprise’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of Enterprise shall be liable to Enterprise or its stockholders for monetary damages arising from a breach of a fiduciary duty, except to the extent provided by applicable law in the situations described in (a) through (d) above.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, agent or employee of the corporation, or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successful on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

As permitted by the DGCL, Article Eleven of Enterprise’s certificate of incorporation provides that Enterprise shall indemnify every director and officer o to the fullest extent permitted by law as further set forth in Enterprise’s bylaws. Enterprise’s amended and restated bylaws further provide that Enterprise shall indemnify every person acting at the request of Enterprise as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The foregoing is only a general summary of certain aspects of Delaware law and the Enterprise certificate of incorporation and Enterprise bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Delaware law referenced above and the Enterprise certificate of incorporation and Enterprise bylaws.

Item 16. Exhibits
See the Exhibit Index immediately following the signature page of this prospectus, which is hereby incorporated herein by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of section 310 of the Trust Indenture Act (Act) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, in the State of Missouri, on December 28, 2016.

ENTERPRISE FINANCIAL SERVICES CORP
By: /s/ Keene S. Turner
Keene S. Turner
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Enterprise Financial Services Corp hereby severally constitutes and appoints Peter F. Benoist, Keene S. Turner, and Mark Ponder, and each of them, as his or her true and lawful attorneys-in-fact and agents, in any and all capacities, with full power of substitution and resubstitution, to sign and file any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Enterprise Financial Services Corp pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date
/s/ Peter F. Benoist	Chief Executive Officer and Director (Principal Executive Officer)
Peter F. Benoist		December 28, 2016

/s/ Keene S. Turner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Keene S. Turner		December 28, 2016

/s/ Mark G. Ponder	Senior Vice President and Controller (Principal Accounting Officer)
Mark G. Ponder		December 28, 2016

/s/ John S. Eulich
John S. Eulich	Chairman of the Board of Directors	December 28, 2016

/s/ John Q. Arnold
John Q. Arnold	Director	December 28, 2016

/s/ Michael A. DeCola
Michael A. DeCola	Director	December 28, 2016

/s/ William H. Downey
William H. Downey	Director	December 28, 2016

/s/ Robert E. Guest, Jr.
Robert E. Guest, Jr.	Director	December 28, 2016

/s/ James M. Havel
James M. Havel	Director	December 28, 2016

/s/ Judith S. Heeter
Judith S. Heeter	Director	December 28, 2016

/s/ Michael R. Holmes
Michael R. Holmes	Director	December 28, 2016

/s/ James J. Murphy, Jr.
James J. Murphy, Jr.	Director	December 28, 2016

/s/ Sandra A. Van Trease
Sandra A. Van Trease	Director	December 28, 2016

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement.

3.1	Certificate of Incorporation of Registrant (incorporated herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 9, 1996 (File No. 333-14737)).

3.2
Amendment to the Certificates of Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-82087)).

3.3	Amendment to the Certificate of Incorporation of Registrant (incorporated here by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 1999).

3.4	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 99.2 to Registrant’s Current Report on Form 8-K filed on April 30, 2002).

3.5	Amendment to Certificate of Incorporation (incorporated herein by reference to Appendix A to Registrant’s Proxy Statement on Schedule 14A, filed on November 20, 2008).

3.6	Certificate of Designations (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008).

3.7	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrants Quarter Report on Form 10-Q for the period ended June 30, 2014).

3.8	Amended and Restated Bylaws of Registrant, as amended, (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on June 12, 2015).

4.1
Subordinated Debt Securities Indenture, dated as of November 1, 2016 between Enterprise Financial Services Corp and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on November 1, 2016).

4.2
First Supplemental Indenture, dated as of November 1, 2016 between Enterprise Financial Services Corp and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed on November 1, 2016).

4.3	Form of 4.75% Fixed-to-Floating Rate Subordinated Note due November 1, 2026 (incorporated herein by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K filed on November 1, 2016).

4.4*	Form of senior indenture.

4.5*	Form of senior debt security.

4.6*	Form of subordinated indenture.

4.7*	Form of subordinated debt security.

4.8*	Form of depositary agreement.

4.9*	Form of depositary receipt.

4.10*	Form of rights agreement (including form of rights certificate).

4.11*	Form of purchase contract.

4.12*	Form of warrant agreement (including form of warrant certificate).

4.13*	Form of unit agreement.

5.1**	Opinion of Reed Smith LLP .

12.1
Computation of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated herein by reference to Exhibit 12.1 to Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2016).

23.1**	Consent of Deloitte & Touche LLP.

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors (included on signature page hereto).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the senior indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the subordinated indenture.

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Exchange Act of 1934, as amended, and incorporated by reference herein.

** Filed herewith.

*** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.